Prospectus Supplement Filed pursuant to Rule 424(b)(3)
Registration No. 333-145082

PROSPECTUS SUPPLEMENT NO. 04
DATED FEBRUARY 27, 2009
(To Prospectus Dated September 30, 2008)

LEGEND INTERNATIONAL HOLDINGS, INC.

42,840,000 Shares of Common Stock

This prospectus supplement supplements information contained in, and should be read in conjunction with, that certain Prospectus, dated September 30, 2008, of Legend International Holdings, Inc. (the “Company”) as supplemented by Supplement No. 03 thereto dated February 12, 2009, Supplement No. 02 thereto dated November 17, 2008 and Supplement No. 01 thereto dated October 29, 2008. This prospectus supplement is not complete without, and may not be delivered or used except in connection with, the original Prospectus and Supplement No. 01 through 03 thereto. The Prospectus relates to the public sale, from time to time, of up to 42,840,000 shares of our common stock by the selling shareholders identified in the Prospectus.

The information attached to this prospectus supplement modifies and supersedes, in part, the information in the Prospectus, as supplemented. Any information that is modified or superseded in the Prospectus shall not be deemed to constitute part of the Prospectus, except as modified or superseded by this prospectus supplement or Prospectus Supplement No. 01 through 03.

This prospectus supplement includes an update of the development and exploration results on the Company’s D-Tree project.

We may amend or supplement the Prospectus from time to time by filing amendments or supplements as required. You should read the entire Prospectus and any amendments or supplements carefully before you make an investment decision.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities or determined if this Prospectus Supplement (or the original Prospectus dated September 30, 2008) is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is February 27, 2009.

1

Introduction

Legend is an exploration company actively exploring and developing phosphate projects in the Georgina Basin in North West Queensland, Australia.

The purpose of this report is to release an update of the exploration drilling and preliminary metallurgical results on the D-Tree project. The majority of holes have results returned from the assay laboratory and will be used to inform any future Probable or Proven Mineral Reserve estimates in conjunction with appropriate mining, metallurgical, economic, marketing, legal, environmental, social and governmental modifying factors.

The D-Tree project is a known phosphate deposit which contains historical non reserve mineralization reported within publically available documentation2. These historical estimates are not Mineral Reserve estimates as defined by SEC Industry Guidelines. Legend has confidence in these reports of non-reserve mineralized material and which have been used as an ‘exploration target’. The drilling results reported in this document confirm historical drilling results (drilled by IMC Development Corporation since 1967) and the presence of a significant phosphate deposit. These results will inform any future estimates of Mineral Reserves.

This report only covers drilling and metallurgical work conducted on EPM14753 (See Figure 1). Other granted landholdings in the D-Tree Project (see Table 1) will be drilled later in this quarter. Legend’s flagship project known as the Lady Annie Phosphate Project is expected to have exploration permits granted in the 3rd quarter of this year and these areas will be aggressively drilled and metallurgically tested at that time.

Tenure

The D-Tree tenement (EPM14753) covers 16,730 acres and was granted on 21 April 2008. The tenement forms part of the D-Tree Project with the other tenements as listed in Table 1.

Tenement	Status	Date	Area (acres)	Legend Interest
EPM14753	Granted	21/04/2008	16,730	80	%*
EPM15763	Granted	13/03/2008	63,000	80	%*
EPM17333	Application	5/02/2008	30,300	80	%*
EPM17446	Application	3/03/2008	5,580	80	%*
EPM17443	Application	3/03/2008	3,190	80	%*
EPM17437	Application	3/03/2008	1,590	80	%*
* Heads of Agreement to form a Joint Venture with Mt Isa Metals Ltd. for Legend having 80% interest and Mt Isa Metals Ltd 20%.

Table 1: Tenement list and standing for D-Tree Project

Legend currently has access to two granted exploration tenements in the area and another four under application for the project. Native title advertisements were placed in local papers in January 2009 for the Thorntonia (EPM17333) and Epsom Creek (EPM17446) tenement applications, which constitutes the beginning of a four month statutory advertising timeframe before the exploration permit can be granted.

Access

During the second half of 2008, Legend embarked on an extensive drilling program of the D-Tree deposit which is located 125 kilometers from the regional centre of Mt Isa. Site access is relatively easily achieved  by driving 110 kilometers along the sealed Barkly Highway, followed by driving 40 kilometres along the sealed Thorntonia-Yelvertoft Road. The last part is 22 kilometres along an existing and developed access road (See Figure 1).

1 Joint Ore Reserve Committee Guide for the reporting of Exploration Results, Mineral Resources and Ore Reserves. This Guide is also comparable to the Society of Mining, Metallurgy and Exploration, Inc. (SME) 2005 guide for reporting Exploration Results, Mineral Resources, and Mineral Reserves.
2 Denaro, T, Ramsden, C, & Brown, D. ‘Queensland Minerals A Summary of Major Mineral Resources, Mines and Projects, 4th Edition). Queensland Government Department of Mines & Energy, 2007

2

Figure 1: Access to the D-Tree Deposit

3

Geology

The D-Tree deposit comprises Cambrian Sediments and sits on the eastern edge of the regional Georgina Basin. The mineralization that forms the phosphate deposit is known as phosphorite which is a marine sedimentary unit within the Beetle Creek Formation. Underlying the Beetle Creek Formation is the Mount Hendry Formation which is made up of conglomerates, siltstones and sandstones. In some areas the Beetle Creek Formation unconformably overlies an un-named Pre-Cambrian unit that is easily identified in geological logging. Overlying the Beetle Creek Formation is either the Inca Creek formation made predominately of chert rich siltstones, or the Thorntonia Limestone.

All drilling information has been recorded and logged by Legend’s geologists. This information will form part of a detailed geological model of the deposit.

Drilling and Sampling Methodology

The phosphate drilling program was drilled on a nominal 300 metre by 300 metre grid pattern. Some areas, such as the Galah Creek area were drilled on a 100 metre by 100 metre spacing to better define the areas of higher grade.

Three types of drilling have been conducted in the deposit to date. Reverse Circulation (RC) drilling is used as the base for all results reported in this document and is the most extensive type of drilling. The second type is Diamond drilling, which mainly consists of holes to twin current RC drilling for quality control purposes. A third type, Sonic drilling was also used to obtain larger samples which are appropriate for metallurgical sampling and testing. Sonic drilling uses an ultra-high frequency oscillating drill bit to cut through the rock giving full sample recovery as there is no high pressure air or water required in the process.

All RC samples were collected using a 3-tier riffle splitter over 1 meter intervals, yielding a 2-3 kg sample for subsequent assaying. A second split has also been collected from some high grade intervals to use in quality assurance of the sampling process. Assay results from all such field duplicate samples received so far show very good correlation between assays from original and duplicate samples.

The RC holes drilled have been completed using either a 4.5” (114.3mm) or 5” (127mm) drill bit. All Diamond core has been drilled at HQ triple tube size and Sonic core was drilled at 6” (152mm) drill bit. Sample recoveries for the diamond drilling have been logged and recorded.

All phosphate samples have been submitted to either one of two commercial laboratories located in either Mt Isa or Brisbane. The analytical technique used was fused bead XRF, but some samples were also tested using a fused bead ICP method for comparison. All samples were analyzed for P2O5, Al2O3, Fe2O3, MgO, CaO and SiO2.

A series of pulp duplicates were taken at the preparation stage to test for laboratory accuracy and precision with all results showing good correlation and within acceptable limits. A series of matrix matched phosphate reference standards have also been submitted with the samples to ensure accuracy and precision of assaying. The results of these standards came back within acceptable limits.

Results

Legend has received results for 470 of the 476 RC holes drilled. A total of 12,520 metres of drilling is complete with results received so far totalling approximately 12,100 assays.

For all RC drilling a total of more than 250 holes have an intercept of greater than 8% P2O5. As some holes have up to 3 separate intercepts at this grade there is a total of 332 intervals representing three main identified zones within the Project area (see Figure 2). All intercept results were calculated with an 8% minimum P2O5 cut, minimum 2 metre intercept and maximum of 2 metres contiguous internal dilution and are listed in Appendix A.

4

Table 3 shows all significant intercepts of greater than 25% P2O5. All drilling has been done with vertical holes which, as the deposit is nominally flat lying gives a true width for each mineralized zone. These zones were calculated using a minimum width of two metres and a maximum internal dilution of two contiguous metres. See Appendix A for collar coordinates of these holes. This table represents the drill intercepts that have the greatest potential for delivering high grade direct shipping ore or material that requires little dry beneficiation through crushing, screening or magnetic separation. These high grade zones are clustered in two main areas, North D-Tree and Galah Creek as depicted in figure 2.

Two east-west cross sections through the deposit are also shown in figure 3. The section lines chosen are depicted on figure 2. The sections show the mineralization continuity over east-west widths of 2-3 kilometres and figure 2 shows the continuity in the north-south direction of well over 10 km. These diagrams clearly show the massive extent of the D-Tree mineralization and therefore the approximate magnitude of an exploration target that may exist within any given part of the overall phosphate deposit area. The deposit is known from historical drilling to extend in north, south and west directions into other landholdings granted or under application by Legend which combine to form the D-Tree project. The D-Tree project currently has a Heads of Agreement in place to form a Joint Venture with Mt Isa Metals Ltd whereby Legend will hold an 80% interest.

5

Hole_ID	From (m)	To (m)	Width (m)	P2O5%	Fe2O3%	Al2O3%	*R2O3%	MgO %	SiO2%	CaO %	CaO:P2O5 Ratio
DTRC0034	1	3	2	25.80	5.80	2.05	7.85	0.15	27.80	34.95	1.35
DTRC0053	2	5	3	30.67	5.50	2.50	8.00	0.10	6.87	40.97	1.34
DTRC0076	6	9	3	28.60	5.50	3.37	8.87	-0.03	18.43	38.23	1.34
DTRC0076	15	17	2	30.50	2.35	2.05	4.40	0.00	18.85	41.35	1.36
DTRC0083	27	29	2	33.85	1.50	1.75	3.25	0.20	11.18	46.10	1.36
DTRC0090	10	12	2	26.45	4.35	2.85	7.20	0.25	23.45	36.30	1.37
DTRC0098	9	11	2	32.30	0.35	2.00	2.35	0.20	15.34	44.20	1.37
DTRC0112	27	30	3	28.87	1.77	2.10	3.87	0.13	23.00	39.43	1.37
DTRC0113	13	15	2	27.60	4.05	2.95	7.00	0.20	22.15	37.50	1.36
DTRC0127	20	23	3	27.87	1.87	4.23	6.10	0.23	23.70	37.77	1.36
DTRC0132	15	17	2	29.55	2.85	2.69	5.54	0.17	20.45	39.85	1.35
DTRC0133	13	16	3	27.20	10.73	2.97	13.70	0.20	17.13	36.83	1.35
DTRC0133	28	31	3	26.93	5.97	3.60	9.57	0.23	20.83	36.70	1.36
DTRC0139	23	25	2	26.75	4.45	2.85	7.30	0.25	24.10	36.30	1.36
DTRC0147	8	12	4	30.22	0.45	2.83	3.28	0.20	19.95	41.02	1.36
DTRC0148	6	8	2	27.50	2.55	4.05	6.60	0.20	22.70	37.30	1.36
DTRC0157	12	14	2	33.65	2.70	3.04	5.74	0.12	9.35	45.90	1.36
DTRC0158	14	16	2	29.20	5.23	2.66	7.89	0.14	18.65	39.45	1.35
DTRC0188	4	8	4	29.48	1.80	4.80	6.60	0.52	18.29	40.15	1.36
DTRC0212	17	20	3	32.30	14.43	0.77	15.20	0.03	2.93	43.37	1.34
DTRC0244	4	6	2	32.55	0.90	2.00	2.90	0.15	15.65	43.85	1.35
DTRC0258	18	20	2	34.55	4.35	2.20	6.55	0.00	5.87	45.85	1.33
DTRC0292	14	16	2	30.60	7.00	3.30	10.30	0.05	12.21	40.70	1.33
DTRC0300	7	9	2	30.40	9.26	2.34	11.60	0.13	11.98	41.25	1.36
DTRC0302	7	9	2	28.40	12.55	4.38	16.93	0.17	10.86	37.45	1.32
DTRC0338	16	18	2	26.80	6.17	3.93	10.10	0.20	21.15	36.05	1.35
DTRC0339	11	13	2	27.65	4.28	5.70	9.98	0.18	19.00	37.20	1.35
DTRC0352	13	16	3	34.47	1.77	2.01	3.78	0.07	11.30	46.70	1.35
DTRC0375	13	15	2	28.20	16.30	2.30	18.60	0.15	10.01	37.60	1.33
DTRC0384	19	21	2	34.75	5.21	1.53	6.74	0.10	6.02	47.85	1.38
DTRC0387	8	10	2	28.05	23.02	2.20	25.22	0.15	3.09	37.60	1.34
DTRC0432	2	4	2	26.40	5.78	3.40	9.18	0.20	22.95	35.75	1.35
DTRC0451	14	16	2	33.55	1.20	1.61	2.81	0.07	14.73	45.50	1.36
DTRC0461	3	5	2	27.95	17.40	1.51	18.91	0.21	8.11	38.15	1.36
DTRC0463	11	15	4	35.92	6.54	1.29	7.83	0.10	3.54	48.60	1.35
DTRC0472	13	15	2	31.35	12.46	1.29	13.75	0.13	6.26	43.10	1.37
Min				25.80	0.35	0.77	2.35	-0.03	2.93	34.95	1.32
Max				35.92	23.02	5.70	25.22	0.52	27.80	48.60	1.38
Weighted Average				30.02	5.95	2.51	8.75	0.15	16.90	39.36	1.35

Table 3: Significant intercepts >25% P2O5, calculated using 25% P2O5 cut, minimum width of 2 metres and maximum contiguous dilution of 2 metres. *R2O5 = Fe2O3 + Al2O3

6

Legend
Section Lines
Tenements
Grade
Water Course Lines
Greater than 25%
Access Tracks
Greater than 8%
Reporting Areas
Less than 8%
Results pending
Bulk Sampling Trenches
D-Tree North
Areas of high grade
Potential DSO
Galah Creek
D-Tree South
Areas of high grade
Potential DSO
N
GDA94/MGA54
Kilometres
LEGEND
D-Tree
EPM14573
Significant Intercepts % phosphate
Date : 15/02/09
Plot : Phosphate %
Loc. : Melbourne

Figure 2

Figure 2: Map showing significant intercept locations for the D-Tree Project

7

WEST
Section A-A'
EAST
284000mE
284500mE
285000mE
285500mE
320
280
240
200
Section vertically exaggerated 1:4 scale
0
250m
Section Looking North
WEST
Section B-B'
EAST
284000mE
285000mE
286000mE
287000mE
320
280
240
200
Section vertically exaggerated 1:4 scale
Not all intercepts shown
Phosphatic horizon
Cambrian units
Basement units
0
500m
Section Looking North
LEGEND
D-Tree Deposit
NW Queensland EPM14753

Figure 3

Figure 3: Cross-Sections through D-Tree North (A-A’) and Galah Creek (B-B’)

8

Metallurgy

Five large samples of phosphate rock were collected at D-Tree from two historic trenches and one small pit, YT-27, YT-141 and Galah Pit 3; these sites can be seen on figure 2. These trenches and pits were excavated in the 1970’s by IMC Development Corporation for beneficiation testwork. The Legend samples were collected using hand tools (jack hammer and picks) and weighed around 400kg each when shipped.

These five samples are from 3 localised areas within the D-Tree deposit as shown on figure 2 and are not necessarily representative of the entire deposit.

Phosphate rock beneficiation tests on YT27 and YT141 samples have been completed at bench scale using standard comminution and flotation techniques. The beneficiation process consisted of crushing, grinding, scrubbing to remove the -20 micron fraction and flotation.  A coarse fraction consisting of particle size -1.18mm to +150 micron and a fine fraction of -150 micron to +20 micron were floated separately giving excellent concentrate grades.  Results are tabulated below.

	Concentrate Sample
	YT-27		YT-27(Fe)		YT-141		YT-141(Fe)
Constituent	Coarse	Fine	Coarse	Fine	Coarse	Fine	Coarse	Fine
P2O5%	32.13	34.10	33.66	33.65	38.61	36.04	38.95	36.09
Fe2O3%	0.84	0.40	0.53	0.37	0.24	0.58	1.61	4.96
Acid Insol %	12.20	10.12	13.16	8.06	3.29	6.20	2.29	4.17
Flotation Recovery %	67.6	76.0	89.9	87.3	69.1	91.3	41.5	89.2

Table 2: Results from metallurgical test-work

Legend is currently assessing methods of recovering the ultrafine particle fraction (minus 20 micron) using flotation, so that the entire range of particle sizes may be considered as feed to the processing plant. Further test-work is planned using specialised ultrafine particle flotation techniques to increase the phosphate grade and recovery to the concentrate, while optimising iron rejection.

The sample from Galah Creek (Galah Pit 3 on figure 2 below) is an example of potential direct shipping ore.  The sample required no beneficiation and when assayed gave results of 38.7% P2O5 and 1.4% combined Fe2O3 and Al2O3.

In partial areas of the D-Tree deposit the elements of iron (Fe2O3) and aluminium (Al2O3) have been identified (in consultation with Legends customer and partner IFFCO (Indian Farmers Fertiliser Cooperative)) as possible deleterious elements which may affect the phosphoric acid manufacturing process. The levels of these elements need to be within a certain range and the maximum and minimum limits will be identified in future phosphoric acid tests. Control of these contaminants will be addressed through either selective mining such as areas in part of North D-Tree, which have been identified as having lower levels of these elements, or by using common dry beneficiation techniques such as crushing, screening, ore sorting or magnetic separation. Each phosphate rock deposit around the world is unique and will have its own limits on the levels of deleterious elements which can be acceptable in the phosphoric acid manufacturing process. Individual phosphoric acid plants will also have their own unique specifications. Legend has an advantage in this regard as it has formed a clear expectation as to which plant will be taking its phosphate rock which will be IFFCO’s Paradeep Unit in India. This means testwork on the rock in the near term will be aimed at meeting the Paradeep plants individual requirements.

Trace elements and other impurities such as (but not limited to) cadmium, uranium, lead, fluorine, sodium and magnesium have been tested throughout the deposit and found to exist in quantities that are insignificant to both Legend’s customer and partner IFFCO and in general when compared to other phosphate rock from around the world.

Future Work

Legend will use these results to develop an estimate of the non-reserve mineralized deposit, that is compliant with Australian JORC 2004 and United States SME 2005 guidelines. This estimate will form part of the preliminary work that will be used to inform any future estimates of Probable or Proven Mineral Reserves for the D-Tree Project in conjunction with appropriate mining, metallurgical, economic, marketing, legal, environmental, social and governmental modifying factors. Other work will include further drilling around some of the higher grade areas to test for possible direct shipping ore (DSO) or material that requires little dry beneficiation such as crushing, screening or magnetic separation.

Review

This work has been reviewed by Stephen Hyland - BSc (Geology), MAusIMM, GAA, CIMM who is a competent person as required under the JORC and SME guidelines.

Stephen Hyland has over 20 years experience in exploration geology and resource modelling and has worked extensively within Australia as well as offshore in Africa, Eastern and Western Europe, Central and South East Asia, modelling base metals, gold, precious metals and industrial minerals. Stephen’s extensive resource modelling experience commenced whilst working with Eagle Mining Corporation NL in the diverse and complex Yandal Gold Province where for three and half years he was their Principal Resource Geologist. Whilst the majority of his time there had been developing the historically successful Nimary Mine, he also assisted the regional exploration group with preliminary resource assessment of Eagle’s numerous exploration and mining leases. Since 1997 Stephen has been a full time Consultant with the minerals consulting firm Ravensgate where he is responsible for all geological modelling and reviews, mineral deposit evaluation, computational modelling, resource estimation, resource reporting for ASX / JORC and other regulatory compliance areas. Primarily Stephen specialises in Geological and Resource Block Modelling generally with the widely used MedSystem / Minesight 3D mine-evaluation and design software. Stephen Hyland holds the relevant qualifications and professional associations required by the ASX, JORC and ValMin Codes in Australia. He is a Qualified Person under the rules of the CIMM and NI43-101.

Forward-Looking Statements

Forward-looking statements in this prospectus supplement release are made pursuant to the “safe harbour” provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements involve risks and uncertainties including, without limitation, the risks of exploration and development stage projects, risks associated with environmental and other regulatory matters, mining risks and competition and the volatility of mineral prices. Actual results and timetables could vary significantly. Additional information about these and other factors that could affect the Company’s business is set forth in the Prospectus and other filings with the Securities and Exchange Commission.

APPENDIX A

Hole_ID	Easting (WGS 84)	Northing (WGS 84)	Intercept P2O5 (%)	Area
DTRC0001	283594	7818104	6m @ 15.86% from 30m	D-Tree
DTRC0001	283594	7818104	3m @ 10.43% from 40m	D-Tree
DTRC0002	283901	7818098	2m @ 17.7% from 4m	D-Tree
DTRC0002	283901	7818098	3m @ 15.33% from 14m	D-Tree
DTRC0003	284199	7818099	6m @ 17.87% from 11m	D-Tree
DTRC0003	284199	7818099	5m @ 13.22% from 20m	D-Tree
DTRC0003	284199	7818099	2m @ 12.59% from 29m	D-Tree
DTRC0004	284499	7818097	12m @ 12.77% from 13m	D-Tree
DTRC0005	284798	7818099	4m @ 11.42% from 0m	D-Tree
DTRC0005	284798	7818099	7m @ 13.08% from 12m	D-Tree
DTRC0005	284798	7818099	2m @ 11.99% from 22m	D-Tree
DTRC0006	285400	7818099	11m @ 10.07% from 8m	D-Tree
DTRC0009	285102	7818101	8m @ 13.31% from 0m	D-Tree
DTRC0009	285102	7818101	5m @ 14.62% from 13m	D-Tree
DTRC0009	285102	7818101	3m @ 12.66% from 23m	D-Tree
DTRC0011	283603	7817497	4m @ 11.76% from 22m	D-Tree
DTRC0013	284200	7817500	2m @ 11.7% from 17m	D-Tree
DTRC0013	284200	7817500	4m @ 13.28% from 22m	D-Tree
DTRC0014	284498	7817500	3m @ 9.69% from 8m	D-Tree
DTRC0017	285401	7817498	2m @ 10.6% from 12m	D-Tree
DTRC0018	285698	7817501	5m @ 9.9% from 15m	Galah Creek
DTRC0019	285999	7817503	3m @ 11.74% from 9m	Galah Creek
DTRC0019	285999	7817503	2m @ 12.8% from 16m	Galah Creek
DTRC0021	286599	7817497	2m @ 13.09% from 7m	Galah Creek
DTRC0023	287197	7817498	3m @ 18.48% from 9m	Galah Creek
DTRC0026	283900	7816900	2m @ 10.89% from 6m	D-Tree
DTRC0027	284200	7816900	14m @ 10.5% from 5m	D-Tree
DTRC0028	284500	7816900	3m @ 10.4% from 7m	D-Tree
DTRC0028	284500	7816900	2m @ 13.25% from 11m	D-Tree
DTRC0028	284500	7816900	4m @ 12.87% from 16m	D-Tree
DTRC0029	284800	7816900	2m @ 14.4% from 14m	D-Tree
DTRC0030	285100	7816900	3m @ 10.42% from 5m	D-Tree
DTRC0030	285100	7816900	2m @ 8.6% from 11m	D-Tree
DTRC0030	285100	7816900	2m @ 8.4% from 19m	D-Tree
DTRC0031	285400	7816900	4m @ 14.5% from 5m	D-Tree
DTRC0031	285400	7816900	3m @ 9.79% from 11m	D-Tree
DTRC0032	285700	7816900	5m @ 17.02% from 9m	Galah Creek
DTRC0032	285700	7816900	4m @ 18.5% from 19m	Galah Creek

Hole_ID	Easting (WGS 84)	Northing (WGS 84)	Intercept P2O5 (%)	Area
DTRC0034	286300	7816900	3m @ 20.46% from 1m inc 2m @ 25.8% from 1m	Galah Creek
DTRC0035	286600	7816900	4m @ 10.79% from 12m	Galah Creek
DTRC0036	286900	7816900	4m @ 14.02% from 8m	Galah Creek
DTRC0044	284500	7816300	4m @ 10.1% from 1m	D-Tree
DTRC0045	284800	7816300	7m @ 12.06% from 9m	D-Tree
DTRC0047	285400	7816300	2m @ 14.58% from 7m	D-Tree
DTRC0048	285700	7816300	3m @ 19.3% from 15m	Galah Creek
DTRC0051	286600	7816300	2m @ 13.36% from 10m	Galah Creek
DTRC0053	287200	7816300	5m @ 27.56% from 2m inc 3m @ 30.67% from 2m	Galah Creek
DTRC0057	283600	7815700	2m @ 8.83% from 11m	D-Tree
DTRC0066	286300	7815700	6m @ 14.38% from 0m	Galah Creek
DTRC0073	283601	7818701	4m @ 12.83% from 39m	D-Tree
DTRC0073	283601	7818701	2m @ 12.5% from 51m	D-Tree
DTRC0074	283901	7818700	2m @ 9.82% from 30m	D-Tree
DTRC0075	284196	7818702	4m @ 17.42% from 5m	D-Tree
DTRC0076	284492	7818700	14m @ 21.31% from 4m inc 2m @ 30.5% from 15m	D-Tree
DTRC0078	285074	7818691	3m @ 11.91% from 6m	D-Tree
DTRC0079	285401	7818700	4m @ 10.62% from 0m	D-Tree
DTRC0082	283600	7819300	6m @ 15.47% from 33m	D-Tree
DTRC0083	283904	7819287	7m @ 17.25% from 26m inc 2m @ 33.85% from 27m	D-Tree
DTRC0083	283904	7819287	5m @ 9.79% from 38m	D-Tree
DTRC0085	284498	7819304	3m @ 16.6% from 9m	D-Tree
DTRC0085	284498	7819304	4m @ 17.63% from 23m	D-Tree
DTRC0087	285112	7819307	3m @ 11.77% from 0m	D-Tree
DTRC0090	283597	7819895	5m @ 17.78% from 10m inc 2m @ 26.45% from 10m	North D-Tree
DTRC0091	283904	7819902	8m @ 13.42% from 15m	North D-Tree
DTRC0092	284203	7819892	5m @ 16.5% from 13m	North D-Tree
DTRC0092	284203	7819892	4m @ 9.04% from 28m	North D-Tree
DTRC0093	284518	7819888	7m @ 12.8% from 13m	North D-Tree
DTRC0093	284518	7819888	3m @ 13.17% from 24m	North D-Tree
DTRC0094	284805	7819901	2m @ 13.4% from 6m	North D-Tree
DTRC0094	284805	7819901	2m @ 15.9% from 17m	North D-Tree
DTRC0098	284204	7820503	19m @ 17.66% from 9m inc 2m @ 32.3% from 9m	North D-Tree
DTRC0099	284485	7820506	2m @ 14.15% from 2m	North D-Tree
DTRC0099	284485	7820506	5m @ 12.35% from 10m	North D-Tree
DTRC0100	284799	7820500	2m @ 16% from 4m	North D-Tree
DTRC0100	284799	7820500	2m @ 9.63% from 7m	North D-Tree
DTRC0100	284799	7820500	5m @ 11.28% from 12m	North D-Tree
DTRC0105	284204	7821092	4m @ 20.79% from 12m	North D-Tree

Hole_ID	Easting (WGS 84)	Northing (WGS 84)	Intercept P2O5 (%)	Area
DTRC0105	284204	7821092	5m @ 16.19% from 24m	North D-Tree
DTRC0106	284493	7821101	4m @ 18.73% from 23m	North D-Tree
DTRC0107	284800	7821100	6m @ 17.72% from 11m	North D-Tree
DTRC0108	285106	7821102	10m @ 17.67% from 0m	North D-Tree
DTRC0112	284196	7821699	3m @ 19.9% from 14m	North D-Tree
DTRC0112	284196	7821699	5m @ 22.24% from 25m inc 3m @ 28.87% from 27m	North D-Tree
DTRC0113	284512	7821711	4m @ 19.55% from 13m inc 2m @ 27.6% from 13m	North D-Tree
DTRC0113	284512	7821711	9m @ 14.76% from 26m	North D-Tree
DTRC0114	284802	7821701	4m @ 11.12% from 19m	North D-Tree
DTRC0114	284802	7821701	3m @ 14.07% from 28m	North D-Tree
DTRC0115	285096	7821708	2m @ 10.75% from 3m	North D-Tree
DTRC0115	285096	7821708	4m @ 18.25% from 15m	North D-Tree
DTRC0115	285096	7821708	4m @ 11.23% from 23m	North D-Tree
DTRC0119	284501	7822299	3m @ 10.21% from 12m	North D-Tree
DTRC0119A	284503	7822301	2m @ 13.45% from 13m	North D-Tree
DTRC0119A	284503	7822301	2m @ 16.25% from 24m	North D-Tree
DTRC0120	284801	7822299	2m @ 12.7% from 8m	North D-Tree
DTRC0120	284801	7822299	6m @ 15.66% from 16m	North D-Tree
DTRC0121	285101	7822304	6m @ 15.19% from 1m	North D-Tree
DTRC0121	285101	7822304	4m @ 17.93% from 17m	North D-Tree
DTRC0122	285402	7822298	6m @ 18.32% from 0m	North D-Tree
DTRC0126	284491	7822003	8m @ 13.24% from 14m	North D-Tree
DTRC0127	284800	7822000	2m @ 13.2% from 9m	North D-Tree
DTRC0127	284800	7822000	9m @ 16.88% from 16m inc 3m @ 27.87% from 20m	North D-Tree
DTRC0128	285096	7822002	6m @ 20.48% from 0m	North D-Tree
DTRC0128A	284906	7822000	5m @ 16.86% from 1m	North D-Tree
DTRC0128A	284906	7822000	6m @ 16.41% from 14m	North D-Tree
DTRC0132	284198	7821397	5m @ 20.78% from 15m inc 2m @ 29.55% from 15m	North D-Tree
DTRC0132	284198	7821397	7m @ 14.34% from 25m	North D-Tree
DTRC0133	284494	7821396	5m @ 22.12% from 13m inc 3m @ 27.2% from 13m	North D-Tree
DTRC0133	284494	7821396	8m @ 19.67% from 24m inc 3m @ 26.93% from 28m	North D-Tree
DTRC0134	284807	7821402	8m @ 13.22% from 14m	North D-Tree
DTRC0135	285090	7821402	4m @ 11.36% from 0m	North D-Tree
DTRC0139	284204	7820793	5m @ 18.86% from 6m	North D-Tree
DTRC0139	284204	7820793	7m @ 20.97% from 21m inc 2m @ 26.75% from 23m	North D-Tree
DTRC0140	284495	7820751	2m @ 12.15% from 4m	North D-Tree
DTRC0140	284495	7820751	12m @ 12.75% from 9m	North D-Tree
DTRC0141	284800	7820805	11m @ 13.02% from 3m	North D-Tree
DTRC0146	283900	7820193	4m @ 14.7% from 14m	North D-Tree

Hole_ID	Easting (WGS 84)	Northing (WGS 84)	Intercept P2O5 (%)	Area
DTRC0146	283900	7820193	3m @ 8.89% from 29m	North D-Tree
DTRC0147	284198	7820198	6m @ 26.47% from 8m inc 4m @ 30.22% from 8m	North D-Tree
DTRC0147	284198	7820198	5m @ 12.34% from 22m	North D-Tree
DTRC0148	284505	7820189	8m @ 16.68% from 5m inc 2m @ 27.5% from 6m	North D-Tree
DTRC0148	284505	7820189	2m @ 9.95% from 20m	North D-Tree
DTRC0149	284800	7820200	6m @ 18.9% from 5m	North D-Tree
DTRC0154	286000	7817200	3m @ 11.68% from 17m	Galah Creek
DTRC0154	286000	7817200	8m @ 9.12% from 21m	Galah Creek
DTRC0155	286300	7817200	2m @ 9.29% from 16m	Galah Creek
DTRC0155	286300	7817200	4m @ 11.01% from 22m	Galah Creek
DTRC0156	286600	7817200	11m @ 10.64% from 9m	Galah Creek
DTRC0157	286900	7817200	4m @ 24.17% from 11m inc 2m @ 33.65% from 12m	Galah Creek
DTRC0158	287200	7817200	2m @ 29.2% from 14m	Galah Creek
DTRC0159	284200	7816600	3m @ 10.03% from 10m	D-Tree
DTRC0160	284500	7816600	8m @ 9.33% from 2m	D-Tree
DTRC0161	284800	7816600	2m @ 9.37% from 4m	D-Tree
DTRC0161	284800	7816600	4m @ 10.48% from 13m	D-Tree
DTRC0162	285100	7816600	4m @ 9.22% from 3m	D-Tree
DTRC0162	285100	7816600	4m @ 10.99% from 11m	D-Tree
DTRC0163	285400	7816600	5m @ 10.4% from 11m	D-Tree
DTRC0163	285400	7816600	8m @ 11.28% from 19m	D-Tree
DTRC0164	285700	7816600	3m @ 11.31% from 8m	Galah Creek
DTRC0164	285700	7816600	2m @ 13.3% from 21m	Galah Creek
DTRC0166	286300	7816600	2m @ 17.81% from 6m	Galah Creek
DTRC0168	286900	7816600	2m @ 18.1% from 1m	Galah Creek
DTRC0171	286300	7816000	2m @ 14.1% from 1m	Galah Creek
DTRC0172	286600	7816000	2m @ 13.52% from 4m	Galah Creek
DTRC0174	287181	7815989	3m @ 20.1% from 5m	Galah Creek
DTRC0176	283900	7815100	4m @ 16.63% from 13m	D-Tree
DTRC0179	284800	7815100	5m @ 11.11% from 7m	D-Tree
DTRC0188	287500	7815100	7m @ 26.21% from 2m inc 4m @ 29.48% from 4m	D-Tree
DTRC0191	283600	7814500	6m @ 13.6% from 5m	D-Tree
DTRC0194	284500	7814500	3m @ 16.03% from 11m	D-Tree
DTRC0195	284800	7814500	2m @ 19.65% from 10m	D-Tree
DTRC0196	285100	7814500	3m @ 10.12% from 5m	D-Tree
DTRC0198	285700	7814500	4m @ 9.82% from 4m	D-Tree
DTRC0199	286000	7814500	3m @ 8.1% from 3m	D-Tree
DTRC0203	286000	7814200	2m @ 10.49% from 2m	South D-Tree
DTRC0203	286000	7814200	8m @ 14.63% from 6m	South D-Tree

Hole_ID	Easting (WGS 84)	Northing (WGS 84)	Intercept P2O5 (%)	Area
DTRC0204	286300	7814200	13m @ 15.06% from 8m	South D-Tree
DTRC0207	283900	7813900	5m @ 13.18% from 4m	D-Tree
DTRC0208	284200	7813900	4m @ 10.8% from 4m	D-Tree
DTRC0208	284200	7813900	2m @ 10.27% from 13m	D-Tree
DTRC0209	285400	7813900	8m @ 13.82% from 3m	South D-Tree
DTRC0210	285700	7813900	4m @ 15.43% from 2m	South D-Tree
DTRC0211	286000	7813900	10m @ 15.58% from 8m	South D-Tree
DTRC0212	286300	7813900	6m @ 22% from 15m inc 3m @ 32.3% from 17m	South D-Tree
DTRC0215	285400	7813600	6m @ 14.91% from 2m	South D-Tree
DTRC0216	285698	7813600	7m @ 15.54% from 4m	South D-Tree
DTRC0219	283600	7813300	5m @ 14.56% from 1m	South D-Tree
DTRC0220	283900	7813300	6m @ 14.35% from 7m	South D-Tree
DTRC0221	284200	7813300	6m @ 11.91% from 7m	South D-Tree
DTRC0222	284500	7813300	8m @ 13.41% from 7m	South D-Tree
DTRC0224	285100	7813300	12m @ 11.56% from 7m	South D-Tree
DTRC0225	285400	7813300	4m @ 10.62% from 4m	South D-Tree
DTRC0226	285700	7813300	14m @ 16.73% from 0m	South D-Tree
DTRC0231	283600	7813000	7m @ 14.59% from 9m	South D-Tree
DTRC0232	283900	7813000	9m @ 13.29% from 10m	South D-Tree
DTRC0233	284200	7813000	7m @ 16.31% from 9m	South D-Tree
DTRC0234	284500	7813000	6m @ 14.12% from 8m	South D-Tree
DTRC0235	284800	7813000	5m @ 13.4% from 5m	South D-Tree
DTRC0235	284800	7813000	5m @ 15.98% from 14m	South D-Tree
DTRC0236	285100	7813000	12m @ 12.49% from 2m	South D-Tree
DTRC0237	285400	7813000	4m @ 15.45% from 4m	South D-Tree
DTRC0239	283600	7812700	6m @ 11.93% from 8m	South D-Tree
DTRC0241	284200	7812700	10m @ 15.27% from 8m	South D-Tree
DTRC0244	285101	7812707	7m @ 18.6% from 0m inc 2m @ 32.55% from 4m	South D-Tree
DTRC0250	283600	7812400	5m @ 16.42% from 8m	South D-Tree
DTRC0251	283900	7812400	6m @ 14.71% from 9m	South D-Tree
DTRC0252	284200	7812400	2m @ 13.05% from 14m	South D-Tree
DTRC0256	283600	7812100	4m @ 15.43% from 17m	South D-Tree
DTRC0257	283900	7812100	4m @ 11.6% from 7m	South D-Tree
DTRC0258	284200	7812100	5m @ 20.81% from 15m inc 2m @ 34.55% from 18m	South D-Tree
DTRC0266	283900	7811800	10m @ 13.82% from 6m	D-Tree
DTRC0288	284500	7810300	4m @ 8.98% from 5m	D-Tree
DTRC0290	286180	7817200	3m @ 9.87% from 7m	Galah Creek
DTRC0290	286180	7817200	11m @ 11.99% from 17m	Galah Creek
DTRC0291	286540	7817268	9m @ 14.92% from 11m	Galah Creek

Hole_ID	Easting (WGS 84)	Northing (WGS 84)	Intercept P2O5 (%)	Area
DTRC0291	286540	7817268	2m @ 11.5% from 23m	Galah Creek
DTRC0292	287115	7817250	2m @ 30.6% from 14m	Galah Creek
DTRC0292A	287130	7817200	3m @ 19.93% from 8m	Galah Creek
DTRC0294	285800	7817500	2m @ 11.45% from 6m	Galah Creek
DTRC0294	285800	7817500	2m @ 14.05% from 18m	Galah Creek
DTRC0295	285900	7817500	4m @ 9.45% from 8m	Galah Creek
DTRC0295	285900	7817500	2m @ 9.05% from 19m	Galah Creek
DTRC0297	286200	7817500	3m @ 12.66% from 3m	Galah Creek
DTRC0297	286200	7817500	3m @ 8.44% from 8m	Galah Creek
DTRC0299	286500	7817500	2m @ 11.84% from 2m	Galah Creek
DTRC0300	286700	7817500	3m @ 28.53% from 7m inc 2m @ 30.4% from 7m	Galah Creek
DTRC0302	287000	7817500	9m @ 16.31% from 6m inc 2m @ 28.4% from 7m	Galah Creek
DTRC0307	285800	7817200	8m @ 11.21% from 16m	Galah Creek
DTRC0308	285900	7817200	3m @ 13.98% from 8m	Galah Creek
DTRC0308	285900	7817200	2m @ 15.4% from 18m	Galah Creek
DTRC0309	286100	7817200	6m @ 14.21% from 16m	Galah Creek
DTRC0310	286400	7817200	12m @ 12.46% from 14m	Galah Creek
DTRC0311	286500	7817200	4m @ 11.54% from 16m	Galah Creek
DTRC0312	286700	7817200	2m @ 11.83% from 10m	Galah Creek
DTRC0313	286800	7817200	3m @ 16.86% from 6m	Galah Creek
DTRC0315	287300	7817200	2m @ 19.38% from 14m	Galah Creek
DTRC0318	285800	7816900	3m @ 8.43% from 0m	Galah Creek
DTRC0318	285800	7816900	2m @ 13.05% from 6m	Galah Creek
DTRC0318	285800	7816900	2m @ 8.85% from 13m	Galah Creek
DTRC0320	286100	7816900	2m @ 16.52% from 13m	Galah Creek
DTRC0321	286200	7816900	7m @ 14.89% from 12m	Galah Creek
DTRC0324	286700	7816900	2m @ 10.81% from 10m	Galah Creek
DTRC0324	286700	7816900	7m @ 14.85% from 14m	Galah Creek
DTRC0325	286800	7816900	2m @ 15.68% from 12m	Galah Creek
DTRC0325	286800	7816900	3m @ 17.13% from 19m	Galah Creek
DTRC0326	287000	7816900	2m @ 20.4% from 7m	Galah Creek
DTRC0327	287100	7816900	2m @ 19.3% from 4m	Galah Creek
DTRC0330	285800	7816600	4m @ 11.86% from 0m	Galah Creek
DTRC0331	285900	7816600	2m @ 15.28% from 9m	Galah Creek
DTRC0332	286100	7816600	3m @ 14.27% from 4m	Galah Creek
DTRC0336	286800	7816600	3m @ 13.57% from 18m	Galah Creek
DTRC0338	287100	7816600	3m @ 21.32% from 15m inc 2m @ 26.8% from 16m	Galah Creek
DTRC0339	287300	7816600	2m @ 27.65% from 11m	Galah Creek
DTRC0340	287400	7816600	5m @ 14.2% from 0m	Galah Creek

Hole_ID	Easting (WGS 84)	Northing (WGS 84)	Intercept P2O5 (%)	Area
DTRC0342	285800	7816300	3m @ 16.69% from 5m	Galah Creek
DTRC0343	285900	7816300	3m @ 14.02% from 5m	Galah Creek
DTRC0344	286100	7816300	3m @ 17.68% from 8m	Galah Creek
DTRC0346	286400	7816300	2m @ 17.1% from 9m	Galah Creek
DTRC0347	286500	7816300	6m @ 11.58% from 1m	Galah Creek
DTRC0350	287000	7816300	3m @ 18.33% from 15m	Galah Creek
DTRC0352	287300	7816300	4m @ 28.39% from 13m inc 3m @ 34.47% from 13m	Galah Creek
DTRC0359	286400	7816000	4m @ 14.83% from 8m	Galah Creek
DTRC0360	286500	7816000	4m @ 10.74% from 4m	Galah Creek
DTRC0360	286500	7816000	2m @ 9.64% from 14m	Galah Creek
DTRC0363	287000	7816000	2m @ 16.68% from 0m	Galah Creek
DTRC0364	287100	7816000	4m @ 21.52% from 0m	Galah Creek
DTRC0368	286300	7817400	9m @ 10.79% from 13m	Galah Creek
DTRC0370	286500	7817400	3m @ 23% from 16m	Galah Creek
DTRC0372	286700	7817400	10m @ 10.57% from 2m	Galah Creek
DTRC0373	286800	7817400	2m @ 13.19% from 16m	Galah Creek
DTRC0375	287000	7817400	4m @ 14.25% from 5m	Galah Creek
DTRC0375	287000	7817400	3m @ 21.92% from 12m inc 2m @ 28.2% from 13m	Galah Creek
DTRC0380	286300	7817300	8m @ 9.47% from 21m	Galah Creek
DTRC0381	286400	7817300	4m @ 9.91% from 14m	Galah Creek
DTRC0381	286400	7817300	4m @ 12.49% from 21m	Galah Creek
DTRC0382	286500	7817300	13m @ 15.96% from 12m	Galah Creek
DTRC0383	286600	7817300	4m @ 10.97% from 11m	Galah Creek
DTRC0383	286600	7817300	2m @ 13.2% from 20m	Galah Creek
DTRC0384	286700	7817300	8m @ 15.29% from 13m inc 2m @ 34.75% from 19m	Galah Creek
DTRC0385	286800	7817300	2m @ 21.7% from 13m	Galah Creek
DTRC0386	286900	7817300	3m @ 8.49% from 11m	Galah Creek
DTRC0387	287000	7817300	3m @ 21.49% from 7m inc 2m @ 28.05% from 8m	Galah Creek
DTRC0388	287100	7817300	2m @ 20.2% from 6m	Galah Creek
DTRC0389	287200	7817300	2m @ 15.53% from 14m	Galah Creek
DTRC0392	286300	7817100	4m @ 10.73% from 11m	Galah Creek
DTRC0392	286300	7817100	2m @ 9.39% from 19m	Galah Creek
DTRC0393	286400	7817100	5m @ 13.66% from 5m	Galah Creek
DTRC0394	286500	7817100	3m @ 16.1% from 19m	Galah Creek
DTRC0396	286700	7817100	2m @ 13.49% from 5m	Galah Creek
DTRC0396	286700	7817100	2m @ 17.93% from 10m	Galah Creek
DTRC0396	286700	7817100	2m @ 20.93% from 16m	Galah Creek
DTRC0397	286800	7817100	5m @ 14.62% from 15m	Galah Creek
DTRC0398	286900	7817100	2m @ 16.52% from 0m	Galah Creek

Hole_ID	Easting (WGS 84)	Northing (WGS 84)	Intercept P2O5 (%)	Area
DTRC0398	286900	7817100	2m @ 14.51% from 16m	Galah Creek
DTRC0399	287000	7817100	3m @ 15.88% from 3m	Galah Creek
DTRC0401	287200	7817100	2m @ 15.09% from 13m	Galah Creek
DTRC0405	286400	7817000	2m @ 9.35% from 7m	Galah Creek
DTRC0410	286900	7817000	3m @ 17.35% from 19m	Galah Creek
DTRC0413	287200	7817000	2m @ 17.75% from 1m	Galah Creek
DTRC0416	285800	7816800	2m @ 12.42% from 3m	Galah Creek
DTRC0416	285800	7816800	4m @ 11.49% from 9m	Galah Creek
DTRC0418	286400	7816800	5m @ 13.42% from 6m	Galah Creek
DTRC0419	286500	7816800	2m @ 22.7% from 4m	Galah Creek
DTRC0419	286500	7816800	2m @ 24.1% from 12m	Galah Creek
DTRC0421	286700	7816800	2m @ 16.82% from 23m	Galah Creek
DTRC0422	286800	7816800	2m @ 16.63% from 17m	Galah Creek
DTRC0423	286900	7816800	2m @ 10.1% from 18m	Galah Creek
DTRC0424	287000	7816800	3m @ 10.19% from 0m	Galah Creek
DTRC0424	287000	7816800	4m @ 17.17% from 6m	Galah Creek
DTRC0425	287100	7816800	4m @ 17% from 4m	Galah Creek
DTRC0429	285800	7816700	3m @ 14.45% from 0m	Galah Creek
DTRC0430	286800	7816700	5m @ 9.31% from 12m	Galah Creek
DTRC0431	286900	7816700	10m @ 18.34% from 3m	Galah Creek
DTRC0432	287000	7816700	3m @ 21.2% from 1m inc 2m @ 26.4% from 2m	Galah Creek
DTRC0433	287100	7816700	2m @ 13.53% from 7m	Galah Creek
DTRC0434	287200	7816700	2m @ 17.98% from 6m	Galah Creek
DTRC0438	286800	7816500	4m @ 11.47% from 1m	Galah Creek
DTRC0438	286800	7816500	3m @ 18.8% from 8m	Galah Creek
DTRC0440	287000	7816500	4m @ 16.13% from 16m	Galah Creek
DTRC0441	287100	7816500	4m @ 13.98% from 7m	Galah Creek
DTRC0441	287100	7816500	6m @ 15.71% from 14m	Galah Creek
DTRC0442	287200	7816500	4m @ 17.91% from 16m	Galah Creek
DTRC0444	287400	7816500	4m @ 17.8% from 6m	Galah Creek
DTRC0445	285800	7816400	3m @ 16.21% from 7m	Galah Creek
DTRC0446	286800	7816400	4m @ 15.94% from 5m	Galah Creek
DTRC0447	286900	7816400	3m @ 15.7% from 4m	Galah Creek
DTRC0449	287100	7816400	2m @ 18.95% from 16m	Galah Creek
DTRC0450	287200	7816400	6m @ 20.26% from 2m	Galah Creek
DTRC0451	287300	7816400	5m @ 20.79% from 12m inc 2m @ 33.55% from 14m	Galah Creek
DTRC0452	287400	7816400	3m @ 22.28% from 9m	Galah Creek
DTRC0461	287100	7816200	4m @ 19.91% from 2m inc 2m @ 27.95% from 3m	Galah Creek
DTRC0462	287200	7816200	5m @ 14.43% from 8m	Galah Creek

Hole_ID	Easting (WGS 84)	Northing (WGS 84)	Intercept P2O5 (%)	Area
DTRC0463	287300	7816200	4m @ 35.92% from 11m inc 4m @ 35.92% from 11m	Galah Creek
DTRC0465	286300	7816100	4m @ 21.86% from 0m	Galah Creek
DTRC0466	286400	7816100	4m @ 15.74% from 7m	Galah Creek
DTRC0467	286500	7816100	2m @ 13.63% from 4m	Galah Creek
DTRC0472	287000	7816100	3m @ 16.28% from 4m	Galah Creek
DTRC0472	287000	7816100	4m @ 20.91% from 12m inc 2m @ 31.35% from 13m	Galah Creek
DTRC0473	287100	7816100	3m @ 13.43% from 9m	Galah Creek
DTRC0473	287100	7816100	4m @ 11.8% from 15m	Galah Creek
DTRC0474	287200	7816100	4m @ 11.16% from 16m	Galah Creek
DTRC0477	286400	7815900	7m @ 11.22% from 0m	Galah Creek
DTRC0478	286500	7815900	5m @ 13.02% from 2m	Galah Creek
DTRC0482	286900	7815900	8m @ 14.82% from 0m	Galah Creek
DTRC0482	286900	7815900	3m @ 14.05% from 11m	Galah Creek
DTRC0483	287000	7815900	2m @ 13.36% from 4m	Galah Creek
DTRC0483	287000	7815900	5m @ 16.69% from 12m	Galah Creek
DTRC0492	286800	7815800	3m @ 12.13% from 0m	Galah Creek
DTRC0493	286900	7815800	3m @ 9.92% from 0m	Galah Creek
DTRC0494	287000	7815800	7m @ 12.25% from 0m	Galah Creek
DTRC0495	287100	7815800	2m @ 19.7% from 5m	Galah Creek
DTRC0498	287400	7815800	4m @ 15.54% from 6m	Galah Creek
DTRC0498	287400	7815800	3m @ 12.82% from 18m	Galah Creek